Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

Allscripts-Misys Healthcare Solutions, Inc.

We consent to the reference to our firm under the headings “Risk Factors,” “Background of the Merger” and “Factors Considered Relating to the Coniston Transactions” in the Allscripts-Misys Healthcare Solutions, Inc. Registration Statement on Form S-4, dated June 28, 2010, and all amendments, including post-effective amendments, to the Registration Statement.

/s/ KPMG LLP

Atlanta, Georgia

June 28, 2010